UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 24, 2017

OLD DOMINION ELECTRIC COOPERATIVE

(Exact name of Registrant as Specified in Its Charter)

Virginia	000-50039	23-7048405
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4201 Dominion Boulevard Glen Allen, Virginia		23060
(Address of Principal Executive Offices)		(Zip Code)

(804) 747-0592

(Registrant’s Telephone Number, Including Area Code)

N/A

 (Former Name or Former Address, if Changed Since Last Report)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

(a)See Item 5.02(e) below.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)On July 24, 2017, Mr. Jackson E. Reasor announced his retirement as President and Chief Executive Officer of Old Dominion Electric Cooperative (“ODEC”) effective January 15, 2018.

(e)In connection with Mr. Reasor’s retirement, on July 24, 2017, ODEC entered into an amendment of Mr. Reasor’s employment agreement, dated June 1, 2016 (the “amendment”).  Under the amendment, ODEC will pay Mr. Reasor compensation at the rate in effect on the date of retirement for one year, plus medical insurance benefits, with limited exceptions, and will transfer ownership of the Company-owned automobile used by Mr. Reasor.  The amendment also updates the agreement to provide that the last day of the term of Mr. Reasor’s agreement will be January 15, 2018.  The amendment further modifies provisions associated with the appointment of certain senior officers in some circumstances, deletes a non-competition covenant but adds a non-solicitation covenant relating to employees of ODEC.

A copy of the amendment is attached as Exhibit 10.1.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

The Exhibit listed below is being furnished with this Form 8-K.

Exhibit No.Description

10.1	First Amendment to employment agreement dated June 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OLD DOMINION ELECTRIC COOPERATIVE
Registrant

Date: July 27, 2017	/s/ Robert L. Kees
Robert L. Kees
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

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